UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 27, 2010

Date of Report (date of earliest event reported)

SALESFORCE.COM, INC.

(Exact name of Registrant as specified in charter)

Delaware	001-32224	94-3320693
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

The Landmark @ One Market, Suite 300

San Francisco CA 94105

(Address of principal executive offices/Zip Code)

Registrant’s telephone number, including area code: (415) 901-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 27, 2010, salesforce.com, inc. (the “Company”) issued a press release announcing the purchase of additional outstanding shares in its Japanese subsidiary, Kabushiki Kaisha salesforce.com (“salesforce Japan”), from SunBridge Corporation, a Japanese corporation (“SunBridge”) and other stockholders of salesforce Japan. A copy of this press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

As a result of and effective as of the purchase of all of the shares in salesforce Japan held by SunBridge, the joint venture agreement, dated December 7, 2000, by and among the Company, SunBridge and salesforce Japan, terminated pursuant to its terms.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated October 27, 2010

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 27, 2010	salesforce.com, inc.

	By:	/s/ David Schellhase
Name: David Schellhase
Title: Executive Vice President, Legal

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated October 27, 2010